Exhibit 99.1

Venus Concept Announces Second Quarter of Fiscal Year 2023 Financial Results

TORONTO, August 14, 2023 (GLOBE NEWSWIRE) – Venus Concept Inc. (“Venus Concept” or the “Company”) (NASDAQ: VERO), a global medical aesthetic technology leader, announced financial results for the three and six months ended June 30, 2023.

Second Quarter 2023 Summary & Recent Progress:

•	Company continues to execute against Transformational Plan
➢	Total revenue of $20.1 million, down $7.2 million, or 26%, year-over-year
➢	Cash system revenue represented approximately 74% of total systems and subscriptions revenue, compared to 49% in the prior year period
➢	Operating expenses of $20 million, including approximately $0.4 million of costs related to restructuring activities, down $6.2 million, or 24%, year-over-year
➢	Cash used in operations of $2.1 million, down 71% year-over-year
➢	GAAP net loss attributable to stockholders of $7.4 million, down $3.2 million, or 30% year-over-year and down $2.3 million, or 24%, quarter-over-quarter
➢	Adjusted EBITDA loss of $4.0 million, down $1.5 million, or 27% year-over-year

•
On May 11, 2023, the Company announced a 1-for-15 reverse stock split of the Company’s issued and outstanding common stock, which began trading on The Nasdaq Capital Market on a split-adjusted basis at the open of trading on May 12, 2023.

•
On May 15, 2023, the Company announced that it entered into a stock purchase agreement with funds affiliated with EW Healthcare Partners for a multi-tranche private placement of senior convertible preferred stock for maximum gross proceeds of up to $9,000,000.

•
On July 13, 2023, the Company announced the establishment of a medical advisory board for AI.ME, its next generation robotic platform. The medical advisory board will provide strategic input, guidance, and clinical recommendation regarding AI.ME, which received its first 510(k) clearance from the U.S. Food and Drug Administration in December 2022 for fractional skin resurfacing.

Management Commentary:

“Our second quarter revenue results were in-line with the Company’s expectations,” said Rajiv De Silva, Chief Executive Officer of Venus Concept. “2023 is a year of re-focusing the business and repositioning Venus Concept to enhance the cash flow profile of the Company and to accelerate the path to long-term, sustainable, profitability and growth. To that end, we are encouraged by the continued progress towards our restructuring activities designed to improve our operations and cost structure, and our continued strategic shift to prioritize cash system sales which together drove a 73% year-over-year reduction in cash used in operations in Q2. We remain highly focused on maximizing our capital resources as we work to manage our near-to-intermediate-term debt obligations and to further enhance the Company’s foundation for achieving our longer-term goals. We value the constructive approach that our primary lenders are taking in supporting the company through this transition.”

Second Quarter of 2023 Revenue by Region and by Product Type:

	Three Months Ended June 30,		Six Months Ended June 30,
	2023	2022	2023	2022
	(dollars in thousands)		(dollars in thousands)
Revenues by region:
United States	$9,757	$13,416	$20,498	$26,545
International	10,318	13,850	20,108	27,127
Total revenue	$20,075	$27,266	$40,606	$53,672

	Three Months Ended June 30,		Six Months Ended June 30,
	2023	2022	2023	2022
	(dollars in thousands)		(dollars in thousands)
Revenues by product:
Subscription—Systems	$4,311	$11,874	$10,072	$22,297
Products—Systems	12,313	11,548	23,377	23,422
Products—Other (1)	2,586	3,080	5,533	6,577
Services	865	764	1,624	1,376
Total revenue	$20,075	$27,266	$40,606	$53,672
(1) Products-Other include ARTAS procedure kits, Viva tips and other consumables.

Second Quarter 2023 Financial Results:

	Three Months Ended June 30,
	2023		2022		Change
(in thousands, except percentages)	$	% of Total	$	% of Total	$	%
Revenues:
Subscription—Systems	$4,311	21.5	$11,874	43.5	$(7,563)	(63.7)
Products—Systems	12,313	61.3	11,548	42.4	765	6.6
Products—Other	2,586	12.9	3,080	11.3	(494)	(16.0)
Services	865	4.3	764	2.8	101	13.2
Total	$20,075	100.0	$27,266	100.0	$(7,191)	(26.4)

Total revenue for the second quarter of 2023 decreased $7.2 million, or 26%, to $20.1 million, compared to the second quarter of 2022. The decrease in total revenue, by region, was driven by a 27% decrease year-over-year in United States revenue and a 26% decrease year-over-year in international revenue. The decrease in total revenue, by product category, was driven by a 64% decrease in lease revenue and a 16% decrease in products - other revenue, offset partially by a 7% increase in products – systems revenue and a 13% increase in services revenue. The percentage of total systems revenue derived from the Company’s subscription model was approximately 26% in the second quarter of 2023, compared to 51% in the prior year period.

Gross profit for the second quarter of 2023 decreased $4.8 million, or 25%, to $14.2 million compared to the second quarter of 2022. The change in gross profit was driven primarily by the year-over-year decline in revenue in the United States and International markets driven by the strategic decision to deemphasize subscription sales and the exit from unprofitable direct markets. Gross margin was 70.8% of revenue, compared to 69.9% of revenue for the second quarter of 2022. The change in gross margin was primarily due to changes in product mix, including lower ARTAS systems sales which have a lower gross margin than our energy-based devices, and a $0.2 million foreign exchange headwind as a result of certain foreign currencies depreciating relative to the U.S. dollar.

Operating expenses for the second quarter of 2023 decreased $6.2 million, or 24%, to $20.0 million, compared to the second quarter of 2022. The change in total operating expenses was driven by a decrease of $3.3 million, or 26%, in general and administrative expenses and a decrease of $2.1 million, or 20%, in sales and marketing expenses.  Second quarter of 2023 general and administrative expenses include approximately $0.4 million of costs related to restructuring activities designed to improve the Company's operations and cost structure.

Operating loss for the second quarter of 2023 was $5.8 million, compared to operating loss of $7.1 million for the second quarter of 2022.

Net loss attributable to stockholders for the second quarter of 2023 was $7.4 million, or $1.35 per share, compared to net loss of $10.6 million, or $2.47 per share for the second quarter of 2022. Adjusted EBITDA loss for the second quarter of 2023 was $4.0 million, compared to adjusted EBITDA loss of $5.5 million for the second quarter of 2022.

As of June 30, 2023, the Company had cash and cash equivalents of $6.1 million and total debt obligations of approximately $78.4 million, compared to $11.6 million and $77.7 million, respectively, as of December 31, 2022.

Fiscal Year 2023 Revenue Guidance:

The Company continues to expect total revenue for the twelve months ending December 31, 2023 in the range of $90.0 million to $95.0 million, representing a decrease in the range of approximately 9.5% to 4.5%, year-over-year, compared to total revenue of $99.5 million for the twelve months ended December 31, 2022.

Conference Call Details:

Management will host a conference call at 5:00 p.m. Eastern Time on August 14, 2023 to discuss the results of the quarter with a question-and-answer session. Those who would like to participate may dial 877-407-2991 (201-389-0925 for international callers) and provide access code 13739854. A live webcast of the call will also be provided on the investor relations section of the Company's website at ir.venusconcept.com.

For those unable to participate, a replay of the call will be available for two weeks at: 877-660-6853 (201-612-7415 for international callers); access code 13739854. The webcast will be archived at ir.venusconcept.com.

About Venus Concept

Venus Concept is an innovative global medical aesthetic technology leader with a broad product portfolio of minimally invasive and non-invasive medical aesthetic and hair restoration technologies and reach in over 60 countries and 14 direct markets. Venus Concept’s product portfolio consists of aesthetic device platforms, including Venus Versa, Venus Legacy, Venus Velocity, Venus Fiore, Venus Viva, Venus Glow, Venus Bliss, Venus BlissMAX, Venus Epileve, Venus Viva MD and AI.ME. Venus Concept’s hair restoration systems include NeoGraft® and the ARTAS iX® Robotic Hair Restoration system. Venus Concept has been backed by leading healthcare industry growth equity investors including EW Healthcare Partners (formerly Essex Woodlands), HealthQuest Capital, Longitude Capital Management, Aperture Venture Partners, and Masters Special Situations.

Cautionary Statement Regarding Forward-Looking Statements

This communication contains “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended and Section 21E of the Securities Exchange Act of 1934, as amended. Any statements contained herein that are not of historical facts may be deemed to be forward-looking statements. In some cases, you can identify these statements by words such as such as “anticipates,” “believes,” “plans,” “expects,” “projects,” “future,” “intends,” “may,” “should,” “could,” “estimates,” “predicts,” “potential,” “continue,” “guidance,” and other similar expressions that are predictions of or indicate future events and future trends. These forward-looking statements include, but are not limited to, statements about our financial performance and metrics; the growth in demand for our systems and other products and sustainability thereof; and the efficacy of the restructuring plan, workforce reduction and management transition. These forward-looking statements are based on current expectations, estimates, forecasts, and projections about our business and the industry in which the Company operates and management's beliefs and assumptions and are not guarantees of future performance or developments and involve known and unknown risks, uncertainties, and other factors that are in some cases beyond our control. As a result, any or all of our forward-looking statements in this communication may turn out to be inaccurate. Factors that could materially affect our business operations and financial performance and condition include, but are not limited to, general economic conditions and involve risks and uncertainties that may cause results to differ materially from those set forth in the statements and those risks and uncertainties described under Part II Item 1A—“Risk Factors” in our Quarterly Reports on Form 10-Q and Part I Item 1A—“Risk Factors” in our Annual Report on Form 10-K for the fiscal year ended December 31, 2022. You are urged to consider these factors carefully in evaluating the forward-looking statements and are cautioned not to place undue reliance on the forward-looking statements. The forward-looking statements are based on information available to us as of the date of this communication. Unless required by law, the Company does not intend to publicly update or revise any forward-looking statements to reflect new information or future events or otherwise.

Investor Relations Contact:

ICR Westwicke on behalf of Venus Concept:
Mike Piccinino, CFA
VenusConceptIR@westwicke.com

Venus Concept Inc.
Condensed Consolidated Balance Sheets
(In thousands of U.S. dollars, except share and per share data)

	June 30, 2023	December 31, 2022
ASSETS
CURRENT ASSETS:
Cash and cash equivalents	$6,122	$11,569
Accounts receivable, net of allowance of $13,233 and $13,619 as of June 30, 2023, and December 31, 2022, respectively	37,520	37,262
Inventories	22,936	23,906
Prepaid expenses	1,481	1,688
Advances to suppliers	5,749	5,881
Other current assets	1,984	3,702
Total current assets	75,792	84,008
LONG-TERM ASSETS:
Long-term receivables, net	12,082	20,044
Deferred tax assets	876	947
Severance pay funds	586	741
Property and equipment, net	1,640	1,857
Operating right-of-use assets, net	4,983	5,862
Intangible assets	10,197	11,919
Total long-term assets	30,364	41,370
TOTAL ASSETS	$106,156	$125,378
LIABILITIES AND STOCKHOLDERS’ EQUITY
CURRENT LIABILITIES:
Trade payables	$8,293	$8,033
Accrued expenses and other current liabilities	13,063	16,667
Current portion of long-term debt	7,735	7,735
Income taxes payable	434	117
Unearned interest income	1,915	2,397
Warranty accrual	880	1,074
Deferred revenues	1,050	1,765
Operating lease liabilities	1,571	1,807
Total current liabilities	34,941	39,595
LONG-TERM LIABILITIES:
Long-term debt	70,683	70,003
Income tax payable	385	374
Deferred tax liabilities	6	—
Accrued severance pay	696	867
Unearned interest revenue	552	957
Warranty accrual	377	408
Operating lease liabilities	3,666	4,221
Other long-term liabilities	392	215
Total long-term liabilities	76,757	77,045
TOTAL LIABILITIES	111,698	116,640
Commitments and Contingencies (Note 9)
STOCKHOLDERS’ EQUITY (Note 14):
Common Stock, $0.0001 par value: 300,000,000 shares authorized as of June 30, 2023 and December 31, 2022; 5,526,481 and 5,141,689 issued and outstanding as of June 30, 2023, and December 31, 2022, respectively	30	29
Additional paid-in capital	235,468	232,169
Accumulated deficit	(241,719)	(224,105)
TOTAL STOCKHOLDERS’ EQUITY	(6,221)	8,093
Non-controlling interests	679	645
	(5,542)	8,738
TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$106,156	$125,378

The accompanying notes are an integral part of these consolidated financial statements.

Venus Concept Inc.
Condensed Consolidated Statements of Operations
(In thousands of U.S. dollars, except per share data)

	Three Months Ended June 30,		Six Months Ended June 30,
	2023	2022	2023	2022
Revenue
Leases	$4,311	$11,874	$10,072	$22,297
Products and services	15,764	15,392	30,534	31,375
	20,075	27,266	40,606	53,672
Cost of goods sold:
Leases	721	2,761	2,450	5,461
Products and services	5,134	5,459	10,237	11,402
	5,855	8,220	12,687	16,863
Gross profit	14,220	19,046	27,919	36,809
Operating expenses:
Selling and marketing	8,380	10,523	16,412	21,607
General and administrative	9,633	12,937	20,818	24,409
Research and development	1,965	2,712	4,602	5,355
Total operating expenses	19,978	26,172	41,832	51,371
(Loss) from operations	(5,758)	(7,126)	(13,913)	(14,562)
Other expenses:
Foreign exchange loss (gain)	(178)	2,370	(530)	2,375
Finance expenses	1,553	1,034	3,061	1,957
(Gain) loss on disposal of subsidiaries	(1)	-	76	-
Loss before income taxes	(7,132)	(10,530)	(16,520)	(18,894)
Income tax (benefit) expense	189	(18)	424	254
Net loss	(7,321)	(10,512)	(16,944)	(19,148)
Net loss attributable to stockholders of the Company	(7,409)	(10,559)	(17,066)	(19,178)
Net income attributable to non-controlling interest	88	47	122	30

Net loss per share:
Basic	$(1.35)	$(2.47)	$(3.19)	$(4.49)
Diluted	$(1.35)	$(2.47)	$(3.19)	$(4.49)
Weighted-average number of shares used in per share calculation:
Basic	5,471	4,276	5,355	4,271
Diluted	5,471	4,276	5,355	4,271

Venus Concept Inc.
Condensed Consolidated Statements of Cash Flows
(in thousands)

	Six Months Ended June 30,
	2023	2022
CASH FLOWS FROM OPERATING ACTIVITIES:
Net loss	$(16,944)	$(19,148)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation and amortization	2,032	2,212
Stock-based compensation	850	1,001
Provision for expected credit losses	977	3,521
Provision for inventory obsolescence	343	862
Finance expenses and accretion	680	182
Deferred tax expense (recovery)	78	(283)
Loss on sale of subsidiary	76	-
Loss on disposal of property and equipment	-	31
Changes in operating assets and liabilities:
Accounts receivable short-term and long-term	6,153	(2,492)
Inventories	627	(2,682)
Prepaid expenses	207	568
Advances to suppliers	132	(3,797)
Other current assets	1,642	(115)
Operating right-of-use assets, net	879	6,057
Other long-term assets	(268)	(79)
Trade payables	259	2,361
Accrued expenses and other current liabilities	(4,185)	(1,969)
Current operating lease liabilities	(236)	(1,764)
Severance pay funds	154	2
Unearned interest income	(887)	284
Long-term operating lease liabilities	(554)	(4,293)
Other long-term liabilities	(25)	(172)
Net cash used in operating activities	(8,010)	(19,713)
CASH FLOWS FROM INVESTING ACTIVITIES:
Purchases of property and equipment	(92)	(251)
Net cash used in investing activities	(92)	(251)
CASH FLOWS FROM FINANCING ACTIVITIES:
2023 Multi-Tranche Private Placement, net of costs of $367	1,633	—
Proceeds from exercise of options	—	23
Proceeds from issuance of common stock	1,109	272
Repayment of government assistance loans	—	(543)
Dividends from subsidiaries paid to non-controlling interest	(87)	(124)
Net cash (used in) provided by financing activities	2,655	(372)
NET DECREASE IN CASH AND CASH EQUIVALENTS AND RESTRICTED CASH	(5,447)	(20,336)
CASH AND CASH EQUIVALENTS AND RESTRICTED CASH — Beginning of period	11,569	30,876
CASH AND CASH EQUIVALENTS AND RESTRICTED CASH — End of period	$6,122	$10,540
SUPPLEMENTAL DISCLOSURES OF CASH FLOW INFORMATION:
Cash paid for income taxes	$18	$224
Cash paid for interest	$2,381	$1,775

Use of Non-GAAP Financial Measures

Adjusted EBITDA is a non-GAAP measure defined as net income (loss) before foreign exchange loss (gain), financial expenses, income tax expense (benefit), depreciation and amortization, stock-based compensation and non-recurring items for a given period. Adjusted EBITDA is not a measure of our financial performance under U.S. GAAP and should not be considered an alternative to net income or any other performance measures derived in accordance with U.S. GAAP. Accordingly, you should consider Adjusted EBITDA along with other financial performance measures, including net income, and our financial results presented in accordance with U.S. GAAP. Other companies, including companies in our industry, may calculate Adjusted EBITDA differently or not at all, which reduces its usefulness as a comparative measure. We understand that although Adjusted EBITDA is frequently used by securities analysts, lenders and others in their evaluation of companies, Adjusted EBITDA has limitations as an analytical tool, and you should not consider it in isolation, or as a substitute for analysis of our results as reported under U.S. GAAP. Some of these limitations are: Adjusted EBITDA does not reflect our cash expenditures or future requirements for capital expenditures or contractual commitments; Adjusted EBITDA does not reflect changes in, or cash requirements for, our working capital needs; and although depreciation and amortization are non-cash charges, the assets being depreciated will often have to be replaced in the future, and Adjusted EBITDA does not reflect any cash requirements for such replacements.

We believe that Adjusted EBITDA is a useful measure for analyzing the performance of our core business because it facilitates operating performance comparisons from period to period and company to company by backing out potential differences caused by changes in foreign exchange rates that impact financial assets and liabilities denominated in currencies other than the U.S. dollar, tax positions (such as the impact on periods or companies of changes in effective tax rates), the age and book depreciation of fixed assets (affecting relative depreciation expense), amortization of intangible assets, stock-based compensation expense (because it is a non-cash expense) and non-recurring items as explained below.

The following reconciliation of net (loss) income to Adjusted EBITDA for the periods presented:

Venus Concept Inc.
Reconciliation of Net loss to Non-GAAP Adjusted EBITDA

	Three Months Ended June 30,		Six Months Ended June 30,
	2023	2022	2023	2022
Reconciliation of net loss to adjusted EBITDA	(in thousands)		(in thousands)
Net loss	$(7,321)	$(10,512)	$(16,944)	$(19,148)
Foreign exchange loss (gain)	(178)	2,370	(530)	2,375
(Gain) loss on disposal of subsidiaries	(1)	—	76	—
Finance expenses	1,553	1,034	3,061	1,957
Income tax expense (benefit)	189	(18)	424	254
Depreciation and amortization	1,010	1,111	2,032	2,212
Stock-based compensation expense	369	558	850	1,001
Other adjustments (1)	412	—	1,330	—
Adjusted EBITDA	$(3,967)	$(5,457)	$(9,701)	$(11,349)

(1) For the three and six months ended June 30, 2023, the other adjustments primarily represent restructuring activities designed to improve the Company's operations and cost structure.